Exhibit 99.1

Wilhelmina International, Inc. Reports Results for First Quarter 2024

(in thousands)	Q1 2024	Q1 2023	YOY Change
Total Revenues	$4,171	$4,484	(7.0%	)
Operating Income	73	229	(68.1%	)
Income Before Provision for Taxes	149	210	(29.0%	)
Net Income	91	159	(42.8%	)
Gross Billings*	15,824	17,587	(10.0%	)
EBITDA*	110	262	(58.0%	)
Adjusted EBITDA*	128	304	(57.9%	)
Pre-Corporate EBITDA*	381	548	(30.5%	)

* Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

(GLOBE NEWSWIRE) DALLAS -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $4.2 million and net income of $0.1 million for the three months ended March 31, 2024, compared to revenues of $4.5 million and net income of $0.2 million for the three months ended March 31, 2023. Decreased revenues in 2024 were primarily due to decreased commissions on bookings in the Company’s core modeling and Aperture divisions.

Financial Results

Net income for the three months ended March 31, 2024 was $0.1 million, or $0.02 per fully diluted share, compared to net income of $0.2 million, or $0.03 per fully diluted share, for the three months ended March 31, 2023.

Pre-Corporate EBITDA was $0.4 million for the three months ended March 31, 2024, compared to Pre-Corporate EBITDA of $0.5 million for the three months ended March 31, 2023.

The following table reconciles reported total revenues under generally accepted accounting principles to Gross Billings, for the first quarter ended March 31, 2024 and 2023.

(in thousands)	Three months ended March 31,
	2024	2023
Total revenues	$ 4,171	$ 4,484
Model costs	11,653	13,103
Gross billings*	15,824	17,587
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Model costs include amounts owed to talent, including taxes required to be withheld and remitted directly to taxing authorities, commissions owed to other agencies, and related costs such as those paid for photography.

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The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2024 and 2023.

(in thousands)	Three months ended March 31,
	2024	2023
Net income	$ 91	$ 159
Interest income	(86)	-
Interest expense	3	1
Income tax expense	58	51
Amortization and depreciation	44	51
EBITDA*	110	262
Foreign exchange loss	7	18
Share-based payment expense	11	24
Adjusted EBITDA*	128	304
Corporate overhead	253	244
Pre-Corporate EBITDA*	381	548
*Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three months ended March 31, 2024, when compared to the three months ended March 31, 2023, were primarily the result of the following:

•	Total revenues for the three months ended March 31, 2024 decreased by 7.0% due to decreased commissions on bookings in the Company’s core modeling and Aperture divisions;

•	Salaries and service costs for the three ended March 31, 2024 increased by 3.0% primarily due to personnel hires and payroll changes to better align Wilhelmina staffing with the needs of each office and geographical region;

•	Office and general expenses for the three months ended March 31, 2024 decreased by 22.7% primarily due to decreased legal expense, computer expenses, and other office related expenses;

•	Amortization and depreciation expense for the three months ended March 31, 2024 decreased by 13.7%, primarily due to reduced depreciation of assets that became fully amortized in 2023; and

•	Corporate overhead expenses for the three months ended March 31, 2024 increased by 3.7%, primarily due to increased legal costs.

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WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	(Unaudited) March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,734	$6,117
Short term investments	6,670	6,596
Accounts receivable, net of allowance for doubtful accounts of $1,777 and $1,901, respectively	8,585	8,505
Prepaid expenses and other current assets	228	203
Total current assets	20,217	21,421

Property and equipment, net of accumulated depreciation of $568 and $534, respectively	291	320
Right of use assets-operating	3,285	3,457
Right of use assets-finance	143	152
Trademarks and trade names with indefinite lives	8,467	8,467
Goodwill	7,547	7,547
Other assets	301	301

TOTAL ASSETS	$40,251	$41,665

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,722	$3,941
Due to models	6,528	7,645
Lease liabilities – operating, current	727	712
Lease liabilities – finance, current	33	32
Total current liabilities	11,010	12,330

Long term liabilities:
Deferred income tax, net	1,261	1,215
Lease liabilities – operating, non-current	2,898	3,102
Lease liabilities – finance, non-current	114	122
Total long term liabilities	4,273	4,439

Total liabilities	15,283	16,769

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares issued at March 31, 2024 and December 31, 2023	65	65
Treasury stock, 1,314,694 shares at March 31, 2024 and December 31, 2023, at cost	(6,371)	(6,371)
Additional paid-in capital	88,865	88,854
Accumulated deficit	(57,185)	(57,276)
Accumulated other comprehensive loss	(406)	(376)
Total shareholders’ equity	24,968	24,896

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$40,251	$41,665

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WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three Months Ended March 31, 2024 and 2023

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenues:
Service revenues	$4,163	$4,476
License fees and other income	8	8
Total revenues	4,171	4,484

Operating expenses:
Salaries and service costs	2,966	2,880
Office and general expenses	835	1,080
Amortization and depreciation	44	51
Corporate overhead	253	244
Total operating expenses	4,098	4,255
Operating income	73	229

Other expense (income):
Foreign exchange loss	7	18
Interest income	(86)	–
Interest expense	3	1
Total other (income) expense	(76)	19

Income before provision for income taxes	149	210

Provision for income taxes:
Current	(12)	(56)
Deferred	(46)	5
Provision for income taxes, net	(58)	(51)

Net income	91	159

Other comprehensive loss:
Foreign currency translation adjustment	(30)	86
Total comprehensive income	$61	$245

Basic net income per common share	$0.02	$0.03
Diluted net income per common share	$0.02	$0.03

Weighted average common shares outstanding-basic	5,157	5,157
Weighted average common shares outstanding-diluted	5,157	5,157

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WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the Three Months Ended March 31, 2024 and 2023

(In thousands)

(Unaudited)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2022	6,472	$65	(1,315)	$(6,371)	$88,770	$(57,709)	$(544)	$24,211
Share based payment expense	–	–	–	–	24	–	–	24
Net income to common shareholders	–	–	–	–	–	159	–	159
Foreign currency translation	–	–	–	–	–	–	86	86
Balances at March 31, 2023	6,472	$65	(1,315)	$(6,371)	$88,794	$(57,550)	$(458)	$24,480

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2023	6,472	$65	(1,315)	$(6,371)	$88,854	$(57,276)	$(376)	$24,896
Share based payment expense	–	–	–	–	11	–	–	11
Net income to common shareholders	–	–	–	–	–	91	–	91
Foreign currency translation	–	–	–	–	–	–	(30)	(30)
Balances at March 31, 2024	6,472	$65	(1,315)	$(6,371)	$88,865	$(57,185)	$(406)	$24,968

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WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

For the Three Months Ended March 31, 2024 and 2023

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$91	$159
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	44	51
Share based payment expense	11	24
Loss on foreign exchange rates	7	15
Deferred income taxes	46	(5)
Bad debt expense	29	45
Changes in operating assets and liabilities:
Accounts receivable	(191)	(312)
Prepaid expenses and other current assets	(25)	(117)
Right of use assets-operating	172	205
Other assets	–	15
Due to models	(1,116)	(621)
Lease liabilities - operating	(190)	(91)
Lease liabilities - finance	25	–
Contract liabilities	–	(270)
Accounts payable and accrued liabilities	(219)	(233)
Net cash (used in) operating activities	(1,316)	(1,135)

Cash flows from investing activities:
Purchases of property and equipment	(6)	(73)
Purchases of short term investments	(6,149)	–
Maturities of short term investments	6,150	–
Net cash used in investing activities	(5)	(73)

Cash flows from financing activities:
Payments on finance leases	(32)	(15)
Net cash used in financing activities	(32)	(15)

Foreign currency effect on cash flows:	(30)	86

Net change in cash and cash equivalents:	(1,383)	(1,137)
Cash and cash equivalents, beginning of period	6,117	11,998
Cash and cash equivalents, end of period	$4,734	$10,861

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$7	$–

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Non-GAAP Financial Measures

Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers Gross Billings, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

•	are key operating metrics of the Company's business;
•	are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
•	provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates Gross Billings as the gross amounts billed to customers on behalf of its models and talent for services performed. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense. The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss, share-based payment expense and certain significant non-recurring items that the Company may include from time to time. There were no such non-recurring items during the three months ended March 31, 2024 and 2023. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the first quarter ended March 31, 2024 filed with the Securities and Exchange Commission on May 15, 2024.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

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About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on the Nasdaq Capital Market under the symbol WHLM. Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami and London. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com

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